                                                                       EXHIBIT 1

[LOGO] b
--------------------------------------------------------------------------------
       BREAKWATER RESOURCES LTD.
       95 WELLINGTON STREET WEST, SUITE 2000
       TORONTO, ONT., M5J 2N7
                                                             Tel: (416) 363-4798
                                                             Fax: (416) 363-1315
--------------------------------------------------------------------------------

       NEWS RELEASE

            BREAKWATER REPORTS FOURTH QUARTER 2002 RESULTS

       March 27, 2003...Breakwater Resources Ltd. (TSX-BWR) reported a loss of $2.0 million ($0.01 per share) for the fourth quarter of 2002 on gross sales revenue of $105.7 million compared with a loss of $13.6 million ($0.11 per share) on gross sales revenue of $79.4 million for the same period in 2001. Cash flow from operations (before changes in non-cash working capital items) for the fourth quarter of 2002 was $4.6 million ($0.02 per share) compared with cash used by operations of $4.2 million ($0.04 per share) for the same period in 2001, an improvement of $8.8 million. Financial results for the fourth quarter of 2002 were positively affected by increased sales, a 2 percent increase in the realized zinc price and lower cost of sales due to lower costs at all operations during the fourth quarter of 2002. Other expenses were also lower by $2.9 million.


STATEMENT OF OPERATIONS AND DEFICIT DATA       Fourth Quarter ended December 31,
                                           -------------------------------------
                                                        2002               2001
                                           ----------------- ------------------
($000's except for per share numbers,
ratios and weights)

Gross Sales Revenue                                  105,738            79,358
Treatment and Marketing Costs                         47,660            40,157
Net Sales Revenue                                     58,078            39,201
Total Operating Costs                                 56,948            46,720
Contribution (Loss) from Mining Activities             1,130            (7,519)
Net Loss                                               2,033            13,354
Net Loss per Common Share                               0.01              0.11
Cash Provided by (used for)
  Operating Activities(1)                              4,550            (4,242)
Capital Expenditures                                   3,940             1,059
Weighted Average Number of                           192,918           120,972
  Common Shares Outstanding

Number of Common Shares Outstanding                  193,281            93,848
    (1) Before changes in non-cash working
        capital items.


OPERATIONS

The production of zinc in concentrate in the fourth quarter ending December 31, 2002 was 96 million pounds at a total cash cost of US$0.30 per pound of payable zinc compared with 125 million pounds at a cost of US$0.34 in the fourth quarter of 2001.

------------------------------------------------------------------------------------------------------
                                    YEAR ENDED DECEMBER 31                      FOURTH QUARTER
------------------------------------------------------------------------------------------------------
                                  2002                  2001               2002               2001
------------------------------------------------------------------------------------------------------
Ore Milled (tonnes)            3,077,811             3,311,290            657,089            845,686
------------------------------------------------------------------------------------------------------
 Zinc (%)                            7.8                   7.2                7.5                7.5
------------------------------------------------------------------------------------------------------
Concentrate Production
------------------------------------------------------------------------------------------------------
 Zinc (tonnes)                   403,661               394,982             83,150            106,074
------------------------------------------------------------------------------------------------------
 Copper (tonnes)                  37,680                42,138              9,604              8,511
------------------------------------------------------------------------------------------------------
 Lead (tonnes)                    18,747                19,799              4,495              4,442
------------------------------------------------------------------------------------------------------
 Gold (tonnes)                     5,424                 3,389              1,491                597
------------------------------------------------------------------------------------------------------
Metal in Concentrates
------------------------------------------------------------------------------------------------------
 Zinc (tonnes)                   216,663               211,544             43,552             56,867
------------------------------------------------------------------------------------------------------
 Copper (tonnes)                   6,055                 6,932              1,696              1,326
------------------------------------------------------------------------------------------------------
 Lead (tonnes)                    12,693                13,174              3,014              3,011
------------------------------------------------------------------------------------------------------
 Silver (ounces)               2,957,221             2,940,360            547,674            757,258
------------------------------------------------------------------------------------------------------
 Gold (ounces)                    24,804                38,500              5,862              7,118
------------------------------------------------------------------------------------------------------
Minesite Operating Costs
------------------------------------------------------------------------------------------------------
 Per tonne milled (US$)            27.18                 27.26              26.03              26.70
------------------------------------------------------------------------------------------------------
Total Cash Costs
------------------------------------------------------------------------------------------------------
 Per lb payable zinc (US$)          0.32                  0.36               0.30               0.34
------------------------------------------------------------------------------------------------------

The reduced zinc production during the quarter reflects the closure of the Nanisivik mine at the end of the third quarter of 2002. The lower unit costs in the fourth quarter were due to lower operating costs at each of the operating mines and lower treatment charges.

BOUCHARD-HEBERT MINE

The total cash cost was US$0.27 per pound of payable zinc for the fourth quarter of 2002 compared with US$0.28 for the same period in 2001. Mining of the Bouchard-Hebert deposit is currently concentrated in the upper portions of the deposit, which have relatively higher zinc grades. Bouchard-Hebert's zinc head grade was 24 percent greater and the copper head grade was 33 percent greater during the fourth quarter of 2002, while the precious metals grades were lower compared with the same period in 2001. Mill throughput increased slightly in the fourth quarter of 2002.

------------------------------------------------------------------------------------------------------
                                    YEAR ENDED DECEMBER 31                      FOURTH QUARTER
------------------------------------------------------------------------------------------------------
                                  2002                  2001               2002               2001
------------------------------------------------------------------------------------------------------
Ore Milled (tonnes)            1,050,009             1,045,435            271,858            267,447
------------------------------------------------------------------------------------------------------
 Zinc (%)                            5.6                   4.5                5.7                4.6
------------------------------------------------------------------------------------------------------
 Copper (%)                          0.7                   0.8                0.8                0.6
------------------------------------------------------------------------------------------------------
 Silver (g/t)                         39                    46                 34                 40
------------------------------------------------------------------------------------------------------
 Gold (g/t)                          1.2                   1.5                1.2                1.3
------------------------------------------------------------------------------------------------------
Concentrate Production
------------------------------------------------------------------------------------------------------
 Zinc (tonnes)                    94,914                75,741             26,065             19,598
------------------------------------------------------------------------------------------------------
   Recovery (%)                     87.6                  86.7               88.1               85.9
------------------------------------------------------------------------------------------------------
   Grade (%)                        53.9                  54.3               51.6               53.5
------------------------------------------------------------------------------------------------------
 Copper (tonnes)                  37,680                42,138              9,604              8,511
------------------------------------------------------------------------------------------------------
   Recovery (%)                     85.2                  84.4               85.9               81.7
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                    YEAR ENDED DECEMBER 31                      FOURTH QUARTER
------------------------------------------------------------------------------------------------------
                                  2002                  2001               2002               2001
------------------------------------------------------------------------------------------------------
     Grade (%)                      16.1                  16.5               17.7               15.6
------------------------------------------------------------------------------------------------------
Metal in Concentrates
------------------------------------------------------------------------------------------------------
 Zinc (tonnes)                    51,197                41,150             13,461             10,490
------------------------------------------------------------------------------------------------------
 Copper (tonnes)                   6,055                 6,932              1,696              1,326
------------------------------------------------------------------------------------------------------
 Silver (ounces)                 446,755               562,093             68,658            112,645
------------------------------------------------------------------------------------------------------
 Gold (ounces)                    20,122                28,477              5,183              5,665
------------------------------------------------------------------------------------------------------
Minesite Operating Costs
------------------------------------------------------------------------------------------------------
 Per tonne milled (Cdn.$)          34.99                 33.46              35.49              29.53
------------------------------------------------------------------------------------------------------
Total Cash Costs
------------------------------------------------------------------------------------------------------
 Per lb payable zinc (US$)          0.28                  0.29               0.27               0.28
------------------------------------------------------------------------------------------------------

EXPLORATION HIGHLIGHTS

During the fourth quarter, a total of 5,390 metres were drilled from surface in an exploration program on the Bouchard-Hebert property.

Hole BW-02-133 intersected massive sulphides less than one metre wide at the north and south contacts with the sediments. A geophysical anomaly was detected in this hole, which indicates that there is an off-hole six-channel conductor located higher up towards the graphite.

Hole BW-02-135 encountered a quantity of pyrite at the contact between the Mobrun rhyolite and sediments. Hole BW-02-137 intersected a mineralized zone with high sericitization with 15 to 25 percent disseminated pyrite and traces of massive sulphides. Drill hole AS-98-10A (200 metres west of the BW-02-137) intersected the same type of sulfides with lower quantities of pyrite.

Hole BW-02-136 intersected pyrite at the contact between the rhyolite and sediments with no sphalerite or chalcopyrite. There is a Pulse-Em geophysical anomaly in this hole, which indicates that there is an off-hole conductor located at depth between hole BW-02-136 and hole BW-02-130.

A 1,500-metre underground hole was drilled from the ramp on the 9th level targeting the 1100 horizon at the minus 700-metre elevation. A geophysical (Pulse EM) survey of this hole indicated a light off-hole anomaly. As well, the hole encountered a mineralized intersection that assayed 1.2 percent zinc, 0.2 percent copper and 6 g/t silver over 11.7 metres.

NANISIVIK MINE

At Nanisivik, there was no production during the fourth quarter of 2002. Operations ceased on September 30, 2002 but reclamation activities continue. CanZinco Ltd. personnel are continuing discussions with a number of interested parties in an effort to find alternative uses for the existing infrastructure. Given the fact that the interested parties include the Government of Nunavut, CanZinco personnel remain optimistic that alternative uses can be found which would both benefit the Company and create much needed employment and training opportunities for the residents of the neighboring community of Arctic Bay.

------------------------------------------------------------------------------------------------------
                                    YEAR ENDED DECEMBER 31                      FOURTH QUARTER
------------------------------------------------------------------------------------------------------
                                  2002                  2001               2002               2001
------------------------------------------------------------------------------------------------------
Ore Milled (tonnes)              516,544               774,920                  -            199,892
------------------------------------------------------------------------------------------------------
 Zinc (%)                           10.0                   6.9                  -                8.4
------------------------------------------------------------------------------------------------------
 Silver (g/t)                         42                    30                  -                 32
------------------------------------------------------------------------------------------------------
Concentrate Production
------------------------------------------------------------------------------------------------------
 Zinc (tonnes)                    87,644                90,979                  -             28,912
------------------------------------------------------------------------------------------------------
   Recovery (%)                     96.0                  95.7                  -               95.7
------------------------------------------------------------------------------------------------------
   Grade (%)                        56.5                  56.6                  -               56.6
------------------------------------------------------------------------------------------------------
Metal in Concentrate
------------------------------------------------------------------------------------------------------
 Zinc (tonnes)                    49,514                51,512                  -             16,228
------------------------------------------------------------------------------------------------------
 Silver (ounces)                 528,049               539,380                  -            170,650
------------------------------------------------------------------------------------------------------
Minesite Operating Costs
------------------------------------------------------------------------------------------------------
 Per tonne milled (Cdn.$)          50.87                 50.33                  -              50.00
------------------------------------------------------------------------------------------------------
Total Cash Costs
------------------------------------------------------------------------------------------------------
 Per lb payable zinc (US$)          0.34                  0.42                  -               0.35
------------------------------------------------------------------------------------------------------

EL MOCHITO MINE

Production of zinc in concentrate for the fourth quarter decreased by 22 percent over the same period in 2001 while lead and silver production were up slightly. This was due to a return to mining a more average or typical head grade for the mine. The total cash cost decreased for the quarter to US$0.31 per pound of payable zinc from US$0.35 in the fourth quarter of 2001. During the fourth quarter of 2002, the employees of the El Mochito Mine set a new safety record having worked 1,175,051 person hours without experiencing a lost-time accident.

------------------------------------------------------------------------------------------------------
                                    YEAR ENDED DECEMBER 31                      FOURTH QUARTER
------------------------------------------------------------------------------------------------------
                                  2002                  2001               2002               2001
------------------------------------------------------------------------------------------------------
Ore Milled (tonnes)              663,385               652,331            162,271            169,080
------------------------------------------------------------------------------------------------------
 Zinc (%)                            7.5                   8.0                7.2                8.7
------------------------------------------------------------------------------------------------------
 Lead (%)                            1.5                   1.3                1.5                1.4
------------------------------------------------------------------------------------------------------
 Silver (g/t)                         90                    81                 87                 82
------------------------------------------------------------------------------------------------------
Concentrate Production
------------------------------------------------------------------------------------------------------
 Zinc (tonnes)                    88,697                93,133             20,642             26,394
------------------------------------------------------------------------------------------------------
 Recovery (%)                       93.0                  92.8               92.9               94.3
------------------------------------------------------------------------------------------------------
 Grade (%)                          52.2                  52.1               52.6               52.4
------------------------------------------------------------------------------------------------------
 Lead (tonnes)                    11,888                 9,930              2,885              2,848
------------------------------------------------------------------------------------------------------
 Recovery (%)                       80.6                  79.4               80.5               81.1
------------------------------------------------------------------------------------------------------
 Grade (%)                          68.4                  68.0               66.8               69.2
------------------------------------------------------------------------------------------------------
Metal in Concentrates
------------------------------------------------------------------------------------------------------
 Zinc (tonnes)                    46,339                48,485             10,861             13,831
------------------------------------------------------------------------------------------------------
 Lead (tonnes)                     8,128                 6,750              1,928              1,970
------------------------------------------------------------------------------------------------------
 Silver (ounces)               1,700,034             1,505,659            403,849            395,878
------------------------------------------------------------------------------------------------------
Minesite Operating Costs
------------------------------------------------------------------------------------------------------
 Per tonne milled (US$)            28.40                 30.59              28.56              29.25
------------------------------------------------------------------------------------------------------
Total Cash Costs
------------------------------------------------------------------------------------------------------
 Per lb payable zinc (US$)          0.32                  0.37               0.31               0.35
------------------------------------------------------------------------------------------------------

EXPLORATION HIGHLIGHTS

As previously reported, drilling from the 1850 level Barbasco drive has encountered a chimney structure. Drilling during the quarter encountered skarn and massive sulphide mineralization in contact with the Todos Santos formation with an intersection of 16.5 metres grading 220 grams of silver per tonne, 6.1 percent lead, and 16.4 percent zinc. Several additional holes are planned in this area to further delineate the mineralization.

BOUGRINE MINE

Production of zinc in concentrate for the quarter increased by 28 percent over the same period in 2001 while the total cash cost decreased for the quarter to US$0.36 per pound of payable zinc from US$0.39 in the fourth quarter of 2001. The decrease in cash costs is attributable to higher zinc production due to increased throughput, a higher zinc head grade and lower smelter treatment charges.

------------------------------------------------------------------------------------------------------
                                    YEAR ENDED DECEMBER 31                      FOURTH QUARTER
------------------------------------------------------------------------------------------------------
                                  2002                  2001               2002               2001
------------------------------------------------------------------------------------------------------
Ore Milled (tonnes)              423,414               411,052            111,865            101,062
------------------------------------------------------------------------------------------------------
 Zinc (%)                            9.7                  11.5               10.3                9.4
------------------------------------------------------------------------------------------------------
 Lead (%)                            1.5                   2.1                1.4                1.4
------------------------------------------------------------------------------------------------------
Concentrate Production
------------------------------------------------------------------------------------------------------
 Zinc (tonnes)                    61,656                69,724             17,407             13,574
------------------------------------------------------------------------------------------------------
   Recovery (%)                     81.8                  80.2               81.4               78.8
------------------------------------------------------------------------------------------------------
   Grade (%)                        54.7                  54.3               54.5               54.8
------------------------------------------------------------------------------------------------------
 Lead (tonnes)                     6,859                 9,869              1,610              1,594
------------------------------------------------------------------------------------------------------
   Recovery (%)                     75.1                  76.3               71.7               74.8
------------------------------------------------------------------------------------------------------
   Grade (%)                        66.6                  65.1               67.5               65.3
------------------------------------------------------------------------------------------------------
Metal in Concentrates
------------------------------------------------------------------------------------------------------
 Zinc (tonnes)                    33,706                37,832              9,486              7,432
------------------------------------------------------------------------------------------------------
 Lead (tonnes)                     4,565                 6,424              1,086              1,041
------------------------------------------------------------------------------------------------------
Minesite Operating Costs
------------------------------------------------------------------------------------------------------
 Per tonne milled (US$)            32.19                 28.82              32.17              33.45
------------------------------------------------------------------------------------------------------
Total Cash Costs
------------------------------------------------------------------------------------------------------
 Per lb payable zinc (US$)          0.36                  0.33               0.36               0.39
------------------------------------------------------------------------------------------------------

EXPLORATION HIGHLIGHTS

In an ongoing effort to increase the mineral reserves and resources of the mine, the Company is continuing its discussions with Tunisian authorities on utilizing the reserves of a government mining operation in the area.

EL TOQUI MINE

Production of zinc in concentrate for the quarter increased by 10 percent over the same period in 2001 while cash operating costs decreased by 9 percent on a per pound of payable zinc basis. The total cash cost was US$0.31 per pound of payable zinc during the fourth quarter of 2002 compared with US$0.34 for the same period in 2001. The cost reduction was due to a higher throughput, higher zinc head grades, improved zinc recoveries, improved zinc concentrate grades and lower smelter treatment charges.

------------------------------------------------------------------------------------------------------
                                    YEAR ENDED DECEMBER 31                      FOURTH QUARTER
------------------------------------------------------------------------------------------------------
                                  2002                  2001               2002               2001
------------------------------------------------------------------------------------------------------
Ore Milled (tonnes)              424,459               427,552            111,095            108,205
------------------------------------------------------------------------------------------------------
 Zinc (%)                            9.2                   8.5                9.5                9.1
------------------------------------------------------------------------------------------------------
 Gold (g/t)                          0.7                   1.4                0.4                0.9
------------------------------------------------------------------------------------------------------
Concentrate Production
------------------------------------------------------------------------------------------------------
 Zinc (tonnes)                    70,752                65,405             19,036             17,596
------------------------------------------------------------------------------------------------------
 Recovery (%)                       92.1                  89.9               92.8               90.7
------------------------------------------------------------------------------------------------------
 Grade (%)                          50.8                  49.8               51.2               50.5
------------------------------------------------------------------------------------------------------
 Gold (tonnes)                     5,424                 3,389              1,491                597
------------------------------------------------------------------------------------------------------
 Recovery (%)                       49.9                  52.7               46.4               47.8
------------------------------------------------------------------------------------------------------
 Grade (g/t)                        26.9                  92.0               14.2               75.7
------------------------------------------------------------------------------------------------------
Metal in Concentrates
------------------------------------------------------------------------------------------------------
 Zinc (tonnes)                    35,907                32,565              9,744              8,886
------------------------------------------------------------------------------------------------------
 Gold (ounces)                     4,682                10,023                679              1,453
------------------------------------------------------------------------------------------------------
 Silver (ounces)                 282,383               333,228             75,167             78,085
------------------------------------------------------------------------------------------------------
Minesite Operating Costs
------------------------------------------------------------------------------------------------------
 Per tonne milled (US$)            26.04                 25.08              25.94              24.97
------------------------------------------------------------------------------------------------------
Total Cash Costs
------------------------------------------------------------------------------------------------------
 Per lb payable zinc (US$)          0.32                  0.35               0.31               0.34
------------------------------------------------------------------------------------------------------

EXPLORATION HIGHLIGHTS

The El Toqui district is considered an excellent area in which to identify additional resources and reserves. This has been demonstrated by the success of the 1998-2002 exploration program. Exploration work during 2002 focused on additional soil sampling and compiling all of the geological information amassed in the El Toqui district to date.

During 2002, geochemical soil sampling was completed on the Concordia property with 4,883 soil samples collected. Results were also received from an earlier 7,029-sample program of the southern extension of the Estatuas area. Presently soil sampling is underway on the area between Estatuas and Concordia and to the north of San Antonio. Detailed geological maps are being produced for the Concordia area.

In 2003, Breakwater intends to continue with follow up exploration work on the anomalous areas identified by the new geological model and enlarged geochemical database.

LANGLOIS MINE

The Langlois mine, located in northwestern Quebec, remained on care and maintenance during 2002.

On February 12, 2003, the Company announced preliminary in-fill drilling results from the 7,935-metre drill program currently underway at the Langlois mine. The objective of this program is to further delineate and upgrade resources to reserves in Zone 97, both above 6 level and below 13 level.

A feasibility study to reopen the Langlois mine was completed by SRK Consulting
(SRK) in August 2001 indicating a net pre-tax cash flow of $60.9 million based on a zinc price of US$0.50/lb, a copper price of US$0.80/lb and a silver price of US$5.00/oz. The internal rate of return was 24.0 percent and the NPV at 8.0 percent was $26.4 million.

The project economics are sensitive to the price of zinc. A 10 percent change in the zinc price produces a change of $28.5 million in net pre-tax cash flow. A decision to reopen the Langlois Mine awaits improvement in the price of zinc and the necessary financing. The SRK feasibility study can be accessed at www.sedar.com by advancing to Breakwater's public documents or by accessing Breakwater's press release dated September 13, 2001.

Once the present drill program is complete, SRK will update the feasibility study to include any new mineral reserves. Management expects the study will be completed during the second quarter of 2003.

LAPA PROPERTY, QUEBEC

On February 19, 2003, Agnico-Eagle Mines Limited announced exploration results and mineral resources on Breakwater's Lapa Property located in Cadillac Township, Quebec, eleven kilometres east of the LaRonde mine. Agnico-Eagle states that the Lapa Property has the potential to be developed into a gold mine similar to others located along the Cadillac-Larder Lake Break. The President and Chief Executive Officer of Agnico-Eagle stated, "We believe Lapa could be a satellite deposit for LaRonde, providing high-grade feed".

Agnico-Eagle has the right to earn a 60% interest in the property over a five-year period by making cash payments totaling $200,000, as well as work expenditures totaling $3,500,000.

Agnico-Eagle's qualified person, Marc H. Legault, P.Eng., has estimated an inferred mineral resource, applying a cutting factor of 50 g/t gold, of 2,967,000 tonnes at a grade of 8.5 grams per tonne for a total of 816,000 ounces of gold, using a gold price of $300 per ounce. The uncut inferred mineral resource totals 927,963 ounces of gold, a 13.8 percent variation. Agnico-Eagle states that, "Due to its high grade potential and potential operational synergies arising from its proximity to the LaRonde mine, the Lapa property is an important part of [Agnico-Eagle's] regional development and production strategy."

MINERAL RESERVE & MINERAL RESOURCES UPDATE

Mineral reserves decreased by 1,696,000 tonnes after mining 3,078,000 tonnes during 2002. El Mochito replaced 71 percent of reserves mined during 2002 while El Toqui not only replaced the reserves mined but added an additional 838,000 tonnes to mineral reserves. At Bouchard-Hebert, although the tonnes of mineral reserves did not increase, the zinc grade increased significantly.

The following table lists Breakwater's mineral reserves and resources as calculated by Breakwater's Qualified Person as of December 31, 2002, according to the "CIM Standards on Mineral Resources and Reserves: Definitions and Guidelines" (August, 2000). Accordingly, the

Resources have been classified as Measured, Indicated or Inferred and the Reserves have been classified as Proven and Probable based on the Measured and Indicated Resources.

---------------------------------------------------------------------------------------------------------------------------
                            DECEMBER 31, 2002                                           NOVEMBER 30, 2001
---------------------------------------------------------------------------------------------------------------------------
                         TONNES     ZN     PB     CU       AG      AU     TONNES      ZN     PB      CU       AG      AU
                         (000's)    (%)    (%)    (%)     (g/t)   (g/t)   (000's)     (%)    (%)     (%)     (g/t)   (g/t)
---------------------------------------------------------------------------------------------------------------------------

PROVEN AND PROBABLE RESERVES
---------------------------------------------------------------------------------------------------------------------------
BOUCHARD-HEBERT          2,143      6.0      -    0.4      31      1.0     3,219      4.9      -     0.6      33      1.0
NANISIVIK                    -        -      -      -       -        -       772      7.4    0.4       -      30        -
BOUGRINE                 1,187     11.6    2.0      -       -        -     1,684     10.9    2.1       -       -        -
EL MOCHITO               3,167      6.6    1.8      -      76        -     3,356      6.8    1.9       -      78        -
EL TOQUI                 3,344      7.7      -      -       -      1.4     2,506      8.0      -       -       -      1.8
LANGLOIS                 2,903     11.2      -    0.7      53      0.1     2,903     11.2      -     0.7      53      0.1
CARIBOU                  5,057      6.5    3.4      -      90        -     5,057      6.5    3.4       -      90        -
---------------------------------------------------------------------------------------------------------------------------
TOTAL                    17,801     7.8      -      -       -        -    19,497      7.6      -       -       -        -
---------------------------------------------------------------------------------------------------------------------------

MEASURED AND INDICATED RESOURCES
---------------------------------------------------------------------------------------------------------------------------
BOUCHARD-HEBERT          2,296      6.8      -    0.4      34      1.1     3,402      4.9      -     0.6      33      1.0
NANISIVIK                    -        -      -      -       -        -     2,012      7.2    0.4       -      30        -
BOUGRINE                 1,279     13.3    2.3      -       -        -     1,695     13.7    2.6       -       -        -
EL MOCHITO               4,288      8.2    2.5      -      99        -     5,937      7.8    2.7       -     115        -
EL TOQUI                 4,203      8.3      -      -       -      1.4     2,910      8.5      -       -       -      1.6
LANGLOIS                 4,862     11.0      -    0.7      53      0.1     4,862     11.0      -     0.7      53      0.1
CARIBOU                  5,152      7.4    3.9      -      95        -     5,152      7.4    3.9       -      95        -
---------------------------------------------------------------------------------------------------------------------------
TOTAL                   22,080      8.8      -      -       -        -    25,970      8.4      -       -       -        -
---------------------------------------------------------------------------------------------------------------------------

INFERRED RESOURCES
---------------------------------------------------------------------------------------------------------------------------
BOUCHARD-HEBERT              -        -      -      -       -        -         -        -      -       -       -        -
NANISIVIK                    -        -      -      -       -        -       110      4.6    0.4       -      30        -
BOUGRINE                   249      8.2    1.3      -       -        -       604      8.3    1.4       -       -        -
EL MOCHITO               2,411      7.4    3.2      -     110        -       793      7.3    4.3       -     102        -
EL TOQUI                 3,050      8.5      -      -       -      0.4     6,362      8.0      -       -       -      0.4
LANGLOIS                 1,547      8.1      -    0.5      37      0.1     1,547      8.1      -     0.5      37      0.1
CARIBOU                  4,163      6.7    3.2      -      98        -     4,163      6.7    3.2       -      98        -
---------------------------------------------------------------------------------------------------------------------------
TOTAL                   11,420      7.6      -      -       -        -    13,579      7.6      -       -       -        -
---------------------------------------------------------------------------------------------------------------------------

Measured and Indicated Resources include Proven and Probable Reserves.

This press release contains certain forward-looking statements that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from those anticipated in such statements. Risk and uncertainties are disclosed under the heading "Risk Factors" in the Corporation's Annual Report on Form 20-F filed with certain Canadian securities regulators and with the United States Securities and Exchange Commission.

Breakwater Resources Ltd. is a mineral resource company engaged in the acquisition, exploration, development and mining of base metal and precious metal deposits in the Americas and North Africa. Breakwater has four producing zinc mines: the Bouchard-Hebert mine in Quebec, Canada; the Bougrine mine in Tunisia; the El Mochito mine in Honduras; and the El Toqui mine in Chile.

For further information please contact:

----------------------------------------------------------------------
COLIN K. BENNER                   RENE GALIPEAU
----------------------------------------------------------------------
President and                     Executive Vice President and
----------------------------------------------------------------------
Chief Executive Officer           Chief Financial Officer
----------------------------------------------------------------------
(416) 363-4798 Ext. 269           (416) 363-4798 Ext. 260
----------------------------------------------------------------------

Email: investorinfo@breakwater.ca                  Website: www.breakwater.ca


CONSOLIDATED BALANCE SHEETS
As at December 31, 2002 and December 31, 2001
(Expressed in thousands of Canadian dollars)
-------------------------------------------------------------------------------------------------------
                                                                       DECEMBER 31,        December 31,
                                                                          2002                 2001
=======================================================================================================
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                               $   6,435           $   3,305
Accounts receivable - concentrate                                          17,061               3,957
Other receivables                                                           6,921               6,267
Concentrate inventory                                                      25,340              41,853
Materials and supplies inventory                                           28,967              38,026
Prepaid expenses and other current assets                                   2,387               2,549

------------------------------------------------------------------------------------------------------
                                                                           87,111              95,957
DEFERRED LOSSES ON FOREIGN EXCHANGE HEDGING CONTRACTS                          --               2,003
RECLAMATION DEPOSITS                                                        1,387               1,237
MINERAL PROPERTIES AND FIXED ASSETS                                       134,882             152,372
-------------------------------------------------------------------------------------------------------
                                                                        $ 223,380           $ 251,569
=======================================================================================================

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities                                $  25,577           $  43,985
Provisional payments for concentrate inventory shipped and not              8,642              11,633
priced
Short-term debt including current portion of long-term debt                30,227              34,030
Income and mining taxes payable                                               381               1,261
                                                                           64,827              90,909

LONG-TERM DEBT                                                             48,438              46,376
RECLAMATION AND CLOSURE COST ACCRUALS                                      13,697              15,708
FUTURE TAX LIABILITIES                                                        822                  --
-------------------------------------------------------------------------------------------------------
                                                                          127,784             152,993
-------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY

Capital stock                                                             257,759             239,214
Common shares to be issued                                                    618                  --
Contributed surplus                                                         1,582               1,485
Deficit                                                                  (178,855)           (158,968)
Cumulative translation adjustments                                         14,492              16,845
-------------------------------------------------------------------------------------------------------
                                                                           95,596              98,576
-------------------------------------------------------------------------------------------------------
                                                                        $ 223,380           $ 251,569
=======================================================================================================


BREAKWATER RESOURCES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
  AND DEFICIT
For the Periods Ended December 31, 2002 and 2001 (Expressed in thousands of
Canadian dollars except share and per share amounts)

------------------------------------------------------------------------------------------------------------------------
                                                                    THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                        DECEMBER 31                   DECEMBER 31
                                                                    2002           2001           2002           2001
========================================================================================================================
                                                                                                              (Dec)
Gross sales revenue                                              $ 105,738      $  79,358      $ 305,354      $ 304,037
Treatment and marketing costs                                       47,660         40,157        136,738        142,236
------------------------------------------------------------------------------------------------------------------------
Net revenue                                                         58,078         39,201        168,616        161,801
------------------------------------------------------------------------------------------------------------------------

OPERATING COSTS
Direct operating costs                                              48,774         37,979        147,653        153,187
Depreciation and depletion                                           8,207          7,245         27,565         27,980
Reclamation and closure costs                                          (33)         1,496          2,894          4,126
------------------------------------------------------------------------------------------------------------------------
                                                                    56,948         46,720        178,112        185,293
------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION (LOSS) FROM MINING ACTIVITIES                           1,130         (7,519)        (9,496)       (23,492)
------------------------------------------------------------------------------------------------------------------------
OTHER EXPENSES (INCOME)
General and administrative                                           2,084          2,388          6,198          7,481
Interest and financing                                               1,076          2,482          5,122          7,946
Investment and other income                                           (134)          (439)          (912)        (9,224)
Foreign exchange loss (gain) on U.S. dollar denominated debt          (213)           520           (669)         4,720
------------------------------------------------------------------------------------------------------------------------
                                                                     2,813          4,951          9,739         10,923
------------------------------------------------------------------------------------------------------------------------
LOSS BEFORE THE FOLLOWING:                                          (1,683)       (12,470)       (19,235)       (34,415)

Write-down of mineral properties and fixed assets                       --            497             --         70,281
Other non-producing property costs                                     393          1,151            876          3,176
Foreign exchange hedging loss                                           --            276             --          3,162
Income and mining taxes (recovery)                                     (43)          (840)          (224)            24
------------------------------------------------------------------------------------------------------------------------
                                                                       350          1,084            652         76,643
------------------------------------------------------------------------------------------------------------------------
NET LOSS                                                            (2,033)       (13,554)       (19,887)      (111,058)
DEFICIT - BEGINNING OF PERIOD                                     (176,822)      (145,414)      (158,968)       (47,910)
========================================================================================================================
DEFICIT - END OF PERIOD                                           (178,855)      (158,968)      (178,855)      (158,968)
========================================================================================================================

========================================================================================================================
LOSS PER SHARE - BASIC                                           $   (0.01)     $   (0.11)     $   (0.12)     $   (0.92)
========================================================================================================================
DILUTED EARNINGS PER COMMON SHARE                                $     N/A      $     N/A      $     N/A            N/A
========================================================================================================================
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (000S)        192,918        120,972        169,074        120,166
========================================================================================================================
FULLY DILUTED NUMBER OF COMMON SHARES OUTSTANDING (000S)           192,918        120,972        169,074        120,166
========================================================================================================================


BREAKWATER RESOURCES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Periods Ended December 31, 2002 and 2001
(Expressed in thousands of Canadian dollars)

-----------------------------------------------------------------------------------------------------------------
                                                              THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                 DECEMBER 31                   DECEMBER 31
                                                             2002           2001           2002           2001
=================================================================================================================
CASH USED FOR                                                                                            (Dec)
OPERATING ACTIVITIES
Net loss                                                  $  (2,033)     $ (13,554)     $ (19,887)     $(111,058)
Non-cash items:
  Depreciation and depletion                                  8,207          7,245         27,565         27,980
  Write-down of mineral properties and fixed assets              --            497             --         70,281
  Other non-cash items                                          688          1,343          2,379          3,309
  Future income taxes                                           822             --            822             --
  Reclamation and closure cost accruals                         (33)         1,496          2,894          4,126

-----------------------------------------------------------------------------------------------------------------
                                                              7,651         (2,973)        13,773         (5,362)
Payment of reclamation and closure costs                     (3,097)          (439)        (5,126)        (1,996)
Deferred losses on foreign exchange hedging contracts                         (830)                       (2,003)
Changes in non-cash working capital items                       629          2,342        (11,198)        42,460
-----------------------------------------------------------------------------------------------------------------
                                                              5,183         (1,900)        (2,551)        33,099
-----------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
  Issue of common shares for cash                                59            270         17,907            902
  Decrease in short-term debt                               (53,055)       (11,083)        (3,495)       (27,962)
  Increase in long-term debt                                 46,578         12,433          2,390         13,266

-----------------------------------------------------------------------------------------------------------------
                                                             (6,418)         1,620         16,802        (13,794)
-----------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
  Reclamation deposits                                          (75)          (110)          (150)           962
  Mineral properties and fixed assets                        (3,849)        (1,958)       (10,971)       (21,662)
-----------------------------------------------------------------------------------------------------------------
                                                             (3,924)        (2,068)       (11,121)       (20,700)
-----------------------------------------------------------------------------------------------------------------
(DECREASE) INCREASE IN CASH                                  (5,159)        (2,348)         3,130         (1,395)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD              11,594          5,653          3,305          4,700
-----------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS - END OF PERIOD                 $   6,435      $   3,305      $   6,435          3,305
=================================================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
  Interest                                                $     879      $     908      $   3,539          5,681
  Income and mining taxes                                 $      --      $              $     588            550